Exhibit 10.2

VERU INC.

NON-QUALIFIED STOCK OPTION GRANT AGREEMENT

Pursuant to the stock option grant notice (the “Notice”) which is delivered concurrently with this stock option agreement (this “Agreement”), Veru Inc., a Wisconsin corporation (the “Company”), has granted to Optionee an Option under the Company’s 2018 Equity Incentive Plan (the “Plan”) to purchase the number of Shares indicated in the Notice.

RECITALS

A.The Company adopted the Plan, which was approved by its Board of Directors (the “Board”) and shareholders effective March 20, 2018 and amended March 26, 2019 and March 24, 2020.  The Plan is administered by the Compensation Committee of the Board (the “Committee”).

B.The Committee has designated Optionee as a participant in the Plan.

C.Pursuant to the Plan, Optionee and the Company desire to enter into this Agreement setting forth the terms and conditions of the following option granted to Optionee under the Plan.

AGREEMENTS

Optionee and the Company agree as follows:

1. Grant of Stock Option.  The Company grants to Optionee the right and option (hereinafter referred to as the “Option”) to purchase all or any part of up to the number of shares (the “Option Shares”) of the Company's common stock, par value $0.01 per share (the “Common Stock”), set forth in the Notice, on the terms and conditions set forth below, in the Notice and in the Plan.

2. Option Price.  The purchase price of the Option Shares shall be as set forth in the Notice, which is equal to or greater than the Fair Market Value of the Common Stock on the grant date set forth in the Notice (the “Grant Date”).  Payment of the purchase price shall be made by the Optionee at the time of exercise in the form of cash unless otherwise permitted by the Committee.

3. Vesting; Period of Exercise.

(a)General Vesting and Period of Exercise.  This Option shall vest as to the Option Shares as set forth in the Notice.  Unless the Option is terminated as provided hereunder or under the Plan, Optionee (or in the case of exercise after Optionee's death or disability, Optionee's executor, administrator, heir or legatee, as the case may be) may exercise this Option in whole or in part at any time after the Grant Date as to any Option Shares that have vested until it expires at 5 p.m., Miami, Florida time, on the tenth anniversary of the Grant Date (the “Option Period”).

(b)Accelerated Vesting Upon Change of Control.  Notwithstanding anything herein to the contrary, upon the occurrence of a Change of Control, the vesting of all of the Option Shares shall immediately be accelerated and all such shares shall be deemed to be fully vested and exercisable.

(c)Committee Discretion.  The Committee shall also have the discretion to accelerate the vesting of this Option to the extent permitted by the Plan.

4. Definitions. Unless provided to the contrary in this Agreement, the definitions contained in the Plan and any amendments to the Plan shall apply to this Agreement.
5. Option Designation. This Option is intended to be a Non-Qualified Stock Option and not an Incentive Stock Option under Section 422 of the Internal Revenue Code.

6. Change in Capital Structure.  The Option rights and exercise price of such Option rights will be adjusted in the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, acquisition or other change in the capital structure of the Company as determined by the Committee in accordance with the Plan.

7. Nontransferability of Option. The Option shall not be transferable other than by will or the laws of descent or distribution and shall be exercisable, during Optionee's lifetime, only by Optionee.

8. Delivery by the Company.  As soon as practicable after receipt by the Company of notice of exercise and full payment for the shares of Common Stock with respect to which the Option is exercised, the Company shall deliver to Optionee certificate(s) issued, or shall issue the shares in book-entry form, in Optionee's name for the number of Option Shares purchased by exercise of the Option.  If delivery is by mail, delivery of Option Shares shall be deemed effected when the stock transfer agent of the Company shall have deposited the certificates or notice of issuance in book-entry form in the United States mail, addressed to Optionee.

9. Addresses.  Except as otherwise provided herein, all notices or statements required to be given to either party hereto shall be in writing and shall be personally delivered or sent, in the case of the Company, to its principal business office and, in the case of Optionee, to Optionee's address as is shown on the records of the Company or to such address as Optionee designates in writing.  Notice of any change of address shall be sent to the other party by registered or certified mail.  It shall be conclusively presumed that any notice or statement properly addressed and mailed bearing the required postage stamps has been delivered to the party to which it is addressed.

10. Electronic Delivery of Documents.  Optionee agrees to accept by email all documents relating to the Company, the Plan or the Option and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify Optionee by email of their availability. Optionee also agrees that the Company may require Optionee to deliver any documents to the Company (including a notice of exercise or any other communication) electronically by email or through a website maintained by the Company or by a third party under contract with the Company, and may require Optionee to submit any payment required hereunder through an account established by Optionee at a third party under contract with the Company.  Optionee acknowledges that he or she may incur costs in connection with electronic delivery and payment, including the cost of accessing the internet and printing fees, and that an interruption of Internet access may interfere with his or her ability to access or deliver the documents or submit payment.

11. Restrictions Imposed by Law.  Notwithstanding any other provision of this Agreement, Optionee agrees that Optionee shall not exercise the Option and that the Company will not be obligated to deliver any shares of Common Stock or make any cash payment if counsel to the Company determines that such exercise, delivery or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed.  The Company shall in no event be obligated to take any affirmative action in order to cause the exercise of the Option or the resulting delivery of shares of Common Stock or other payment to comply with any law or regulation of any governmental authority.

12. Service Provider Relationship.  Nothing in this Agreement or in the Plan shall limit the right of the Company or any parent or subsidiary of the Company to terminate Optionee's employment or other form of service relationship or otherwise impose any obligation to employ and/or retain Optionee as a service provider.

13. Effect of Termination of Service Provider Relationship.

(a) Termination for Cause.  If the Optionee is an employee and ceases to be an employee as a result of the Company's termination for Cause, the Option, to the extent not exercised before such termination, shall forthwith terminate.

(b) Termination Other Than for Cause.  If the Optionee ceases to be a service provider for any reason other than termination for Cause as provided in Section 13(a), the Option (to the extent exercisable pursuant to Section 3 above as of the date of the Optionee's termination) shall remain exercisable for twelve months following the date of the Optionee's termination.  If the Optionee dies while a service provider, the Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution.

(c) Unvested Options.  If the Option (or portion thereof) is not exercisable pursuant to Section 3 above as of the date of the Optionee's termination for any reason, the Option (or portion thereof) shall terminate as of the date of termination.

14. Governing Law. This Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Wisconsin.

15. Provisions Consistent with Plan.  This Agreement is intended to be construed to be consistent with, and is subject to, all applicable provisions of the Plan, which is incorporated herein by reference.  In the event of a conflict between the provisions of this Agreement and the Plan, the provisions of the Plan shall prevail.  To the extent any of the terms of this Agreement conflicts with any other agreement between the Optionee and the Company or any Related Entity, the terms of this Agreement shall control and shall supersede any such other agreement.